SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Dear Investor:

We are writing to let you know that one of the proposals presented at Fidelity Charles Street Trust's recent shareholder meeting has been modified, and that we plan to ask shareholders to vote again. The proposal is discussed briefly below. In November you will receive a proxy statement with more information, at which point we will ask you to vote one more time.

The Special Meeting of Shareholders for Fidelity Asset Manager, Fidelity Asset Manager: Growth, Fidelity Asset Manager: Income and Spartan Investment Grade Bond Fund held on October 5, 1999 was adjourned with respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP (PwC) as independent accountants of the Funds and the proposal to elect a Board of Trustees. Shareholders approved all other proposals. In light of information that PwC communicated to officers of the Funds after the Funds' proxy statement was mailed on August 9, 1999, the Board of Trustees of the Funds determined on September 16, 1999 to appoint Deloitte & Touche LLP as independent accountants of the Funds.

Professional and regulatory standards pertaining to independence of accountants set forth, among other things, that an accounting firm and its partners and certain professional staff not hold any direct or material indirect financial interest in a fund during the period of the accountant's professional engagement to examine a fund's financial statements or at the date of its report.

After the proxy statement was mailed on August 9, 1999, PwC communicated to officers of the Funds that, as of that date, two PwC professionals held shares of Asset Manager: Growth. These investments were inconsistent with independence standards pertaining to accountants. The individuals, who have since sold their Fund shares, have not provided any professional services on behalf of PwC to any of the Funds. PwC has advised officers and Trustees of the Funds that its audits have been undertaken with objectivity and independence in mental attitude as required by generally accepted auditing standards and that its associated audit reports can be relied on.

The Board of Trustees of the Funds has determined, however, to appoint Deloitte & Touche LLP as independent accountants of the Funds beginning with the fiscal year ending September 30, 2000. Deloitte & Touche has represented to the Trustees of the Funds that, consistent with professional and regulatory standards pertaining to independence of accountants and to the best of its knowledge and belief, Deloitte & Touche, its partners and all other professional staff subject to the independence standards, will not hold any direct or material indirect financial interest in the Funds during the period of the firm's professional engagement to examine the Funds' financial statements or at the date of its report.

We anticipate mailing to you revised proxy materials in November and reconvening the Special Meeting of Shareholders in January 2000. At that time we will ask you to cast your vote on a proposal to ratify the appointment of Deloitte & Touche. Since we will be reconvening the meeting in the new year, and one of the Funds' current trustees will retire at year end, we also will ask you to cast your vote on a slate of trustees including a trustee scheduled to take office as of January 1, 2000.

There is no need to take action until after you receive the revised proxy materials in November. However, if you have any questions on this matter, please call Fidelity Investments at 1-800-544-8888. We appreciate your time and consideration.

Sincerely,

Eric D. Roiter
Secretary